As filed with the U.S. Securities and Exchange Commission on June 21, 2021.
Registration No. 333-254263

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AltC Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	86-2292473 (I.R.S. Employer Identification Number)
640 Fifth Avenue, 12th Floor
New York, NY 10019
Telephone: (212) 380-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jay Taragin
Chief Financial Officer
c/o AltC Acquisition Corp.
640 Fifth Avenue, 12th Floor
New York, NY 10019
Telephone: (212) 380-7500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alexander D. Lynch, Esq. Barbra J. Broudy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Joel L. Rubinstein, Esq. Daniel E. Nussen, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 (212) 819-8200
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A common stock, $0.0001 par value(2)	46,000,000 Shares	$10.00	$460,000,000	$50,186(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Includes 16,000,000 shares of Class A common stock, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
The Registrant previously paid $125,465.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
AltC Acquisition Corp. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-254263) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a)
Exhibits.   The following exhibits are being filed herewith:

Exhibit	Description
1.1**	Form of Underwriting Agreement
3.1**	Certificate of Incorporation
3.2**	Amendment to the Certificate of Incorporation
3.3**	Form of Amended and Restated Certificate of Incorporation
3.4**	Bylaws
4.1**	Form of Specimen Class A Common Stock Certificate
5.1**	Opinion of Weil, Gotshal & Manges LLP
10.1**	Promissory Note, dated March 4, 2021, issued to the Sponsor
10.2**	Form of Letter Agreement among the Registrant and the Registrant’s officers and directors and the Sponsor and its members
10.3**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4**	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5**	Securities Subscription Agreement, dated March 4, 2021, between the Registrant and the Sponsor
10.6**	Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement, dated March 9, 2021, between the Registrant and the Sponsor
10.7**	Form of Private Placement Share Purchase Agreement between the Registrant and the Sponsor
10.8**	Form of Indemnity Agreement
10.9**	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Sponsor
10.10**	Surrender of Shares and Amendment No. 2 to the Securities Subscription Agreement, dated May 7, 2021, between the Registrant and the Sponsor
23.1	Consent of Marcum LLP
23.2**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)
99.1**	Consent of Sam Altman
99.2**	Consent of Frances Frei
99.3**	Consent of Allison Green
99.4**	Consent of John L. Thornton

**
Previously filed.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 21st day of June, 2021.
ALTC ACQUISITION CORP.
By:
/s/ Jay Taragin

Name: Jay Taragin
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael Klein Michael Klein	Chief Executive Officer, Chairman of the Board of Directors and Director (Principal Executive Officer)	June 21, 2021
/s/ Jay Taragin Jay Taragin	Chief Financial Officer (Principal Accounting Officer and Financial Officer)	June 21, 2021

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